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                                                                     Exhibit 3.1

                           CERTIFICATE OF AMENDMENT
                                      OF
           SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                      NITINOL MEDICAL TECHNOLOGIES, INC.

                           Pursuant to Section 242
                        of the General Corporation Law
                           of the State of Delaware

     Nitinol Medical Technologies, Inc. (hereinafter called the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

     By vote of the Board of Directors of the Corporation, a resolution was duly adopted pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Second Amended and Restated Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. At a meeting of the stockholders of the Corporation, the stockholders of the Corporation duly approved said proposed amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware. The resolution setting forth the amendment is as follows:

          RESOLVED: That Article FIRST of the Second Amended and Restated
                    Certificate of Incorporation of the Corporation be and hereby is deleted in its entirety and the following new Article FIRST is inserted in lieu thereof:

          FIRST.    The name of the Corporation is NMT Medical, Inc.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer this 3rd day of June, 1999.


                           NITINOL MEDICAL TECHNOLOGIES, INC.



                           By:  /s/ Thomas M. Tully
                                -------------------
                                Name:     Thomas M. Tully
                                Title:    President and Chief Executive Officer